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                                                                   EXHIBIT 23.10



                 CONSENT OF PADDOCK LINDSTROM & ASSOCIATES LTD.



         We consent to the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999 and 2000, and to our appraisal report for Northstar Energy Corporation as of the year ended December 31, 1998, incorporation by reference.



                                        PADDOCK LINDSTROM & ASSOCIATES LTD.


                                        /s/ D. L. Paddock
                                        --------------------------------------
                                        D.L. Paddock, P. Eng.
                                        Vice-President



November 28, 2001